LIMITED LIABILITY COMPANY AGREEMENT

                                    OF

                       INLAND REAL ESTATE BSC I LLC

     This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of Inland Real Estate BSC I LLC (the "Company"), is entered into by Inland Real Estate BSC I Corporation, as the sole member (the "Initial Member"). Capitalized terms used herein and not otherwise defined have the meanings set forth on Schedule A hereto.

     The Initial Member, by execution of this Agreement, (i) hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended from time to time (the "Act"), and (ii) hereby agrees as follows:

     1.   Name.

          The name of the limited liability company hereby created is Inland Real Estate BSC I LLC.

     2.   Principal Business Office.

          The principal business office of the Company shall be located at 2901 Butterfield Road, Oak Brook, IL 60523, or such other location as may hereafter be determined by the Member.

     3.   Registered Office.

          The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     4.   Registered Agent.

          The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The
Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

     5.   Members.

          a. The name and the mailing address of the Initial Member is set forth on Schedule B attached hereto.
          b. Subject to Section 9(b), the Member may act by written consent.

     6.   Certificates.

          Samuel A. Orticelli, as an "authorized person" within the meaning of the Act, has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in Illinois, Indiana, Michigan, Minnesota, Ohio and Wisconsin and in any other jurisdiction in which the Company may wish to conduct business.

     7.   Purposes.

          Subject to Section 9(b), the purposes of the Company are to engage in the following activities:

          a. to acquire, own, hold, administer, service, manage, sell and otherwise deal with the Properties;

          b.   to issue, authorize and deliver the Note and other Basic
Documents;

          c.   to execute, deliver and perform the Basic Documents;

          d. to do such other things and carry on any other activities which are necessary, convenient or incidental to any of the foregoing purposes.

     8.   Powers.

          Subject to Section 9(b), the Company shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 conferred upon limited liability companies formed pursuant to the Act.

     9.   Management.

          a. Member(s). Subject to Section 9(b), the business and affairs of the Company shall be managed by or under the direction of the Member. Subject to Section 9(b), the Member has the authority to bind the Company.

          b.   Limitations on the Company's Activities.

               (i) This Section 9(b) is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose entity" for the purpose of the Indebtedness. So long as any portion of the Indebtedness is outstanding the provisions of this
Section 9(b) shall supercede and control any other provision hereof to the contrary.

               (ii) The Member shall not, so long as any Indebtedness is outstanding, amend, alter, change or repeal Sections 7, 8, 9, 20, 21, 22, 24, 26 or 30 of this Agreement without consent of Lender, or after a securitization of the Loan, only upon (a) confirmation from each Rating Agency that such action would not result in the qualification, withdrawal or downgrade of any securities rating assigned in such securitization, and
(b) Lender's consent to such action.

               (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company or the Member, so long as any Indebtedness is outstanding, neither the Company nor the Member shall be authorized or empowered, nor shall they permit the Company without the prior written consent of the Member including the unanimous consent of the board of directors of the Member, to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate the Company, or consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company.

               (iv) Unless otherwise provided in the Loan Agreement, so long as any Indebtedness is outstanding, the Company shall, and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. The Company shall, and the Member also shall cause the Company to:

                    (1) maintain its own separate books and records and bank accounts;

                    (2) at all times hold itself out to the public as a legal entity separate from the Member and any other Person and not identify itself as a division of any other person or entity;

                    (3) observe all limited liability company or other formalities;

                    (4) file its own tax returns provided, however, that Company's assets may be included in a consolidated tax return of its parent companies if inclusion on such a consolidated tax return is required to comply with the requirement of generally accepted accounting principles ("GAAP") or any other applicable law. Company shall maintain its books, records, resolutions and agreements as official records.

                    (5) not commingle its assets with assets of any other Person and hold all of its assets in its own name;

                    (6)  conduct its business in its own name;

                    (7) maintain all of its books, records, financial statements and bank accounts separate from those of any other person and Company's assets and liabilities will not be listed as assets or liabilities on the financial statement of any other person; provided, however, that Company's assets and liabilities may be included in a consolidated financial statement of its parent companies if inclusion on such a consolidated statements is required to comply with the requirements of GAAP, but only if (i) such consolidated financial statements shall contain a footnote to the effect that Company's assets and liabilities are owned by Company and that they are being included on the financial statement of its parent solely to comply with the requirements of GAAP, and
(ii) such assets and liabilities shall be listed on Company's own separate balance sheet.

                    (8) pay its own liabilities and expenses only out of its own funds;

                    (9) maintain an arm's length relationship with its Affiliates and its Member and enter into transactions with Affiliates only on a commercially reasonable basis;

                    (10) pay the salaries of its own employees, if any, from its own funds.

                    (11) not hold out its credit as being available to satisfy the obligations of others;

                    (12) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for shared office space and services performed by any employee of an Affiliate;

                    (13) use separate stationery, invoices and checks bearing its own name;

                    (14) not pledge its assets for the benefit of any other Person;

                    (15) correct any known misunderstanding regarding its separate identity;

                    (16) maintain adequate capital and a sufficient number of employees in light of its contemplated business operations;

                    (17) not acquire any obligations or securities of its Affiliates, including the Member; and

                    (18) not make loans to any other person or entity or to buy or hold evidence of indebtedness issued by any other person.

               (v) So long as any Indebtedness is outstanding, the Company shall not, and the Member shall not cause or permit the Company to:

                    (1) guarantee any obligation of any Person, including any Affiliate;
                    (2) engage, directly or indirectly, in any business other than that arising out of the issuance of the Indebtedness or the actions required or permitted to be performed under Section 7, the Loan Agreement or this Section 9(b);

                    (3) incur, create or assume any indebtedness other than the Indebtedness or as otherwise expressly permitted under the Loan Agreement;

                    (4) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person;

                    (5)  engage in any dissolution, liquidation,
consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Loan Agreement; or

                    (6) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

          c. For so long as any Indebtedness is outstanding at least one Member shall be a Special Purpose Entity (the "Special Purpose Member").

          d. For so long as (i) any Indebtedness is outstanding and (ii) there is only one Member of the Company, then:

               (A) The death, retirement, resignation, expulsion, bankruptcy or dissolution of the Member or the occurrence of any other event that terminates the continued membership of the Member shall not cause the Company to be dissolved or its affairs to be would up.

               (B) The Member shall not cease to be a member of the Company due to the occurrence of any of the following: (1) if the Member
(aa) makes an assignment for the benefit of creditors; (bb) files a voluntary petition in bankruptcy; (cc) is adjudged as bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding; (dd) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; (ee) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature; (ff) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of its properties; (2) for failure to have dismissed any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; or (3) for failure to have the appointment of a trustee, receiver or liquidator of the Member or of all or a substantial part of its properties vacated or stayed.

          e. For so long as (i) any Indebtedness is outstanding, and (ii) there is more than one Member of the Company, then:

               (A) Upon the dissociation or withdrawal of the Special Purpose Member from the Company, the Company would appoint a new Member that is a Special Purpose Entity and deliver an acceptable non-consolidation opinion to the holder of the Indebtedness and to any applicable rating agency concerning, as applicable, the Company, the new Special Purpose Member, and its owners.

               (B) The Company's existence shall continue for so long as a solvent member exists.

               (C) The Special Purpose Member shall own at least a 1% ownership interest in the Company.

               (D) If there is a death, dissolution or other "termination event" for the Company or any Member, the vote of a majority of the remaining Members shall be sufficient to continue the life of the Company.

               (E) Require the unanimous consent of all members (including that of the Special Purpose Member, which will in turn require the vote of an Independent Director) for the Borrower to:

                    (1) File or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally;

                    (2) Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower or a substantial portion of its properties;

                    (3) Make any assignment for the benefit of the Borrower's creditors; or

                    (4) Take any action in furtherance of any of the foregoing.

     10.  INTENTIONALLY OMITTED

     11.  INTENTIONALLY OMITTED

     12.  Limited Liability.

          Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

     13.  Capital Contributions.

          The Initial Member is deemed admitted as the Member of the Company upon the execution and delivery of this Agreement. The Initial Member has contributed the amount of cash to the Company listed on Schedule B attached hereto.

     14.  Additional Contributions.

          The Initial Member is not required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 14, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

     15.  Allocation of Profits and Losses.

          The Company's profits and losses shall be allocated to the Member.
     16.  Distributions.

          Distributions shall be made at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or the Basic Documents.

     17.  Books and Records.

          The Member shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Member. Each Member, if more than one, and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company shall not have the right to keep confidential from the Member any information which would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor shall be an independent public accounting firm selected by the Member.

     18.  Reports.

          a. Within 60 days after the end of each fiscal quarter, the Member shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

               (i) unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

               (ii) unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

          b. The Member shall cause to be prepared within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

               (i)  a balance sheet of the Company;

               (ii) an income statement of the Company for such fiscal year; and

               (iii)     a statement of such Member's capital account.

          c. The Member shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants to prepare and transmit to each Member as promptly as such tax information as may be reasonably necessary to enable such Member to prepare its federal, state and local income tax returns relating to such fiscal year.
     19.  INTENTIONALLY OMITTED.

     20.  Exculpation and Indemnification.

          a. No Member, employee or agent of the Company and no director, officer, employee, representative, agent or Affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

          b. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

          c. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

          d. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

          e. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

          f. The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

     21. Assignments. Without the prior written consent of Lender, neither Company nor its Member, except as permitted under the Loan Agreement, shall:

          (i) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign the Properties, any part thereof or any interest therein (including any ownership interest in Company or Member,

           (ii) further encumber, alienate, grant a lien or grant any other interest in the Properties or any part thereof (including any ownership interest in Company and the Member) whether voluntarily or involuntarily, or

           (iii) enter into any easement or other agreement granting rights in or restricting the use or development of the Properties.

 If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor
Member shall cease to be a member of the Company.   Notwithstanding
anything in this Agreement to the contrary, any successor to a Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement.

Notwithstanding anything to the contrary contained in this Section 21, no transfer of any direct or indirect ownership interest in the Company may be made such that transferee owns in the aggregate, with the ownership interest of its Affiliate and family member in the Company, more than 49% interest in the Company, unless Company delivers a non-consolidation opinion to the holder of the Indebtedness and to any applicable rating agency concerning, as applicable, the Company, the transferee and/or their respective owners.

     22.  Resignation.

          So long as any Indebtedness is outstanding, the Initial Member may not resign unless consistent with the transfer and substitution provisions of the Loan Agreement. A Member (other than the Initial Member) may resign from the Company with the written consent of the Initial Member. If a Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

     23.  INTENTIONALLY OMITTED

     24.  Dissolution.

          a. Subject to Section 9(b), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the business of the Company is continued in a manner permitted by the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

          b. Notwithstanding any other provision to the contrary, the Bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, the Member waives any right it might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the occurrence of an event that causes a Member to cease to be a member of the Company.

          c. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

     25.  Waiver of Partition; Nature of Interest.

          Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member hereby irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.
     26.  Benefits of Agreement; No Third-Party Rights.

          None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

     27.  Severability of Provisions.

          Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     28.  Entire Agreement.

          This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

     29.  Governing Law.

          This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

     30.  Amendments.

          Subject to Section 9(b), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

     31.  Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

     32.  Notices.

          Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of a Member, to such Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

     33.  Enforcement by Board of Directors of Member

          Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 24, 26, 30 or this Section 33, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by each member of the board of directors of the Member (including the Independent Director of the board), in accordance with its terms. Notwithstanding, any other provision of this Agreement, the Independent Director of the Member is an intended beneficiary of the Agreement.

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 12th day of April, 1999.

                                   MEMBER:

                                   INLAND REAL ESTATE BSC I
                                   CORPORATION, a Delaware corporation

                                   By: /s/ Mark Zalatoris
                                   Name: Mark Zalatoris
                                   Title: Vice President

     IN WITNESS WHEREOF, the Company hereby agrees to be bound by this Agreement and hereby becomes a party thereto, this 12th day of April, 1999.

                                   INLAND REAL ESTATE BSC I  LLC,
                                   a Delaware limited liability company,
                                   By: INLAND REAL ESTATE BSC I
                                   CORPORATION, a Delaware corporation


                                   By: /s/ Mark Zalatoris
                                   Name: Mark Zalatoris
                                   Title: Vice President


                           SCHEDULE A

                          Definitions

A.   Definitions

     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

"Act" has the meaning set forth in the preamble to this Agreement.

"Affiliate" has the meaning set forth in the Loan Agreement.

"Agreement" means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented form time to time.

"Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged as bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding,
(iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

"Basic Documents" means Loan Agreement, Promissory Note, Mortgage and Security Agreement, Assignment of Leases and Rents, Assignment of
Management Agreement and Subordination of Management Fees, Environmental Indemnity Agreement, and Cash Management Agreement and any other Loan Documents executed by the Company in favor of the Lender.

"Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on April 12, 1999, as amended or amended and restated from time to time.

"Collateral" has the meaning assigned to that term in the Loan Agreement.

"Company" means Inland Real Estate BSC I LLC, a Delaware limited liability company.

"Control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

"Covered Persons" has the meaning set forth in Section 20a.

"Indebtedness" means the obligations of the Company arising under the Note.

"Initial Member" means Inland Real Estate BSC I Corporation, as the sole member of the Company.

"Lender" means Bear, Stearns Funding, Inc., and its successors and assigns.

"Loan Agreement" means that certain Loan Agreement by and between the Company and Bear Stearns Funding, Inc.

"Member" means the Initial Member and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement.

"Note" shall mean that certain note made by Company in favor of Bear Stearns Funding, Inc., as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, including any Defeased Note and Undefeased Note that may exist from time to time.

"Note Trustee" means the note trustee as appointed by Bear Stearns Funding, Inc.

"Officer's Certificate" has the meaning assigned to that term in the Loan Agreement.

"Properties" means those properties listed on Schedule C.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

"Rating Agency" has the meaning assigned to that term in the Loan
Agreement.

"Rating Agency Condition" means, with respect to any action that each of the Rating Agencies shall have notified the Lender in writing that such action will not result in a reduction, qualification, or withdrawal of the then current rating by such Rating Agency of any Series or Class of the Notes.

"Special Purpose Entity" has the meaning assigned to that term in the Loan Agreement.

B.   Rules of Construction

     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                           SCHEDULE B

                           Member(s)



                                   Agreed Value of     Percentage
Name           Mailing Address     Capital Contribution     Interest

Inland Real Estate                 2901 Butterfield Rd.
BSC I Corporation                  Oak Brook, IL 60523      100%

                           SCHEDULE C

                     List of the Properties

SPRINGBORO PLAZA SHOPPING CENTER
SW Corner of State Route 73 & Pioneer Blvd.
Springboro, OH

PARK CENTER PLAZA SHOPPING CENTER
SW Intersection of 159th St. and Harlem Ave.
Tinley Park, IL

FAIRVIEW HEIGHTS PLAZA SHOPPING CENTER
Corner of Interstate 64 & Ruby Lane
Fairview Heights, IL

STAPLES STORE
1722 South West Avenue
Freeport, IL

RIVERPLACE CENTRE SHOPPING CENTER
NE Corner of Logan Street & Nixon Street
Noblesville, IN

TWO RIVERS PLAZA SHOPPING CENTER
1108, 1110, 1112, 1116, 1122, 1128 & 1158 Boughton Rd.
Bolingbrook, IL

CIRCUIT CITY STORE
3123 W. South Airport Rd.
Traverse City, MI

HOLLYWOOD VIDEO STORE
1738 165th Street
Hammond, IN

ROSE PLAZA PHASE I - TOTAL BEVERAGE
f/k/a Elmwood Park Place Shopping Center
7330 West North Avenue
Elmwood Park, IL

ROSE PLAZA PHASE II
7330 and 7404 W. North Avenue
Elmwood Park, IL

BAYTOWNE SQUARE SHOPPING CENTER
2001-2023 N. Prospect
Champaign, IL

BAYTOWNE SHOPPES
907 W. Marketview Dr.
Champaign, IL

WENDY'S RESTAURANT
2033 N. Prospect
Champaign, IL

LOEHMANN'S PLAZA AT MARKET SQUARE
17105-17165 W. Mound Rd.
Brookfield, WI

ORLAND GREENS SHOPPING CENTER
NW Corner of 151st & LaGrange Rd.
Orland Park, IL

PLYMOUTH COLLECTION SHOPPING CENTER
4130 Berkshire Lane
Plymouth, MN

CAR MAX
250 E. Golf Road
Schaumburg, IL